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                                                                   EXHIBIT 99.2



                          GAMBIT AUTOMATED DESIGN, INC.

                        STOCK OPTION GRANT #[[OPTION NO]]



                                     Optionee: [[NAME]]
                               Identification: ______________________________
                        Total Options Granted: [[TOTAL]]
                     Exercise Price Per Share: [[PRICE]]
                                Date of Grant: [[DATE]]
                    Vesting Commencement Date: [[VESTING DATE]]
                              Expiration Date: [[DATE]]


Type of Stock Option (check one):___________ Incentive___________ Nonqualified

Acceptable Consideration: Cash________ Stock________ Promissory Note

    1. GRANT OF OPTION. GAMBIT AUTOMATED DESIGN, INC, a California corporation (the "Company"), hereby grants to the optionee named above ("Optionee") an option (this "Option") to purchase the total number of shares of common stock of the Company set forth below (the "Shares") at the exercise price per share set forth above (the "Exercise Price"), subject to all of the terms and conditions of this Option and the Company's 1990 Stock Option Plan (the "Plan"). If designated as an Incentive Stock Option above, this Option is intended to qualify as an "incentive stock option" ("ISO") within the meaning of Section 422A of the Internal Revenue Code of 1986 (the "Code").

    2. EXERCISE PERIOD OF OPTION. Subject to the terms and conditions of the Plan and this Option, this Option shall become exercisable as to portions of the Shares as follows:


                                                                    Number of
            On or after:             But before:                     Shares:
              [[Date]]               [[Date]]                      [[Vesting]]
              [[Date]]               [[Date]]                      [[Vesting]]
              [[Date]]               [[Date]]                      [[Vesting]]
              [[Date]]                                             [[Vesting]]

                                      TOTAL NUMBER OF SHARES:       [[Total]]

Provided, however, that this Option shall expire on the Expiration Date set forth above and must be exercised, if at all, on or before the Expiration Date and provided further that the Option shall become exercisable as to at least 20% of the Shares each year for five (5) years.

    3. RESTRICTIONS ON EXERCISE. Exercise of this Option is subject to the following limitations:

       (a) This Option may not be exercised unless such exercise is in compliance with the Securities Act of 1933, as amended, and all applicable state securities laws, as they are in effect on the date of exercise.

       (b) This Option may not be exercised as to fewer than 100 Shares unless it is exercised as to all Shares as to which this Option is then exercisable.






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GAMBIT AUTOMATED DESIGN, INC.                                STOCK OPTION GRANT



    4. TERMINATION OF OPTION. Except as provided below in this Section, this Option shall terminate and may not be exercised if Optionee ceases to be employed by the Company or any Parent or Subsidiary of the Company (or in the case of a nonqualified stock option, an Affiliate of the Company). Optionee shall be considered to be employed by the Company if Optionee is an officer, director or full-time employee of the Company, or any Parent, Subsidiary or Affiliate of the Company or if the Board of Director determines that Optionee is rendering substantial services as a part-time employee, consultant or independent contractor to the Company or any Parent, Subsidiary or Affiliate of the Company. The Board of Directors of the Company shall have discretion to determine whether Optionee has ceased to be employed by the Company or any Parent, Subsidiary or Affiliate of the Company and the effective date on which such employment terminated (the "Termination Date").

        (a) If Optionee ceases to be employed by the Company or any Parent, Subsidiary or Affiliate of the Company for any reason except death or disability, this Option, to the extent (and only to the extent that it would have been exercisable by Optionee on the Termination Date, may be exercised by Optionee within three (3) months after the Termination Date, but in any event no later than the Expiration Date.

        (b) If Optionee's employment with the Company or any Parent, Subsidiary or Affiliate of the Company is terminated because of the death of Optionee or disability of Optionee within the meaning of Section 22(e)(3) of the Code, this Option, to the extent that it is exercisable by Optionee on the Termination Date, may be exercised by Optionee (or Optionee's legal representative) within twelve (12) months after the Termination Date, but in any event no later than the Expiration Date. Nothing in the Plan or this Grant shall confer on Optionee any right to continue in the employ of the Company or any Parent, Subsidiary or Affiliate of the Company or limit in any way the right of the Company or any Parent, Subsidiary or Affiliate of the Company to terminate Optionee's employment at any time, with or without cause.

    5. MANNER OF EXERCISE.

        (a) This Option shall be exercisable by delivery to the Company of an executed written Notice and Agreement in the form attached hereto as Exhibit A, or in such other form as may be approved by the Company, which shall set forth Optionee's election to exercise this Option, the number of Shares being purchased, any restrictions imposed on the Shares and such other representations and agreements regarding Optionee's investment intent and access to information as may be required by the Company to comply with applicable securities laws.

        (b) Such Notice and Agreement shall be accompanied by full payment of the Exercise Price for the Shares being purchased (i) in cash (by check); (ii) by surrender of Shares of Common Stock of the Company having a fair market value equal to the Exercise Price; (iii) where permitted by applicable law, by tender of a full recourse promissory note having such terms as the Board of Directors or the committee thereof that administers the Plan may approve; or (iv) by any combination thereof.

        (c) Prior to the issuance of the Shares upon exercise of this Option, Optionee must pay or make adequate provision for any applicable federal or state withholding obligations of the Company.

        (d) Provided that such notice and payment are in form and substance satisfactory to counsel for the Company, the Company shall issue the Shares registered in the name of Optionee or Optionee's legal representative.

    6. NOTICE OF DISQUALIFYING DISPOSITION OF ISO SHARES. If the Option granted to Optionee herein is an ISO, and if Optionee sells or otherwise disposes of any of the Shares acquired pursuant to the ISO on or before the later of (1) the date two years after the date of this grant, and (2) the date one year after transfer of such Shares to the Optionee upon exercise of the ISO, the Optionee shall immediately notify the Company in writing of such disposition. Optionee agrees that Optionee may be subject to income tax withholding by the Company on the compensation income recognized by the Optionee from the early disposition by payment in cash or out of the current earnings paid to the Optionee.

    7. COMPLIANCE WITH LAWS AND REGULATIONS. The issuance and transfer of Shares shall be subject to compliance by the Company and the Optionee with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange on which the Company's common stock may be listed at the time of such



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GAMBIT AUTOMATED DESIGN, INC.                                STOCK OPTION GRANT



issuance or transfer. Optionee understands that the Company is under no obligation to register or qualify the Shares with the Securities and Exchange Commission, any state securities commission or any stock exchange to effect such compliance.

    8. NONTRANSFERABILITY OF OPTION. This Option may not be transferred in any manner other than by will or by the laws of descent and distribution and may be exercised during the lifetime of the Optionee only by the Optionee. The terms of this Option shall be binding upon the executors, administrators, successors and assigns of the Optionee.

    9. TAX CONSEQUENCES. Set forth below is a brief summary as of the date of this Option of some of the federal and California tax consequences of exercise of this Option and disposition of the Shares. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.

        (a) EXERCISE OF ISO. If this Option qualifies as an ISO, there will be no regular federal income tax liability or California income tax liability upon the exercise of the Option, although the excess, if any, of the fair market value of the Shares on the date of exercise over the Exercise Price will be treated as a tax preference item for federal income tax purposes and may subject the Optionee to the alternative minimum tax in the year of exercise.

        (b) EXERCISE OF NONQUALIFIED STOCK OPTION. If this Option does not qualify as an ISO, there may be a regular federal income tax liability and a California income tax liability upon the exercise of the Option. The optionee will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the fair market value of the Shares on the date of exercise over the Exercise Price. The Company will be required to withhold from Optionee's compensation or collect from Optionee and pay to the applicable taxing authorities an amount equal to a percentage of this compensation income at the time of exercise.

    10. INTERPRETATION. Any dispute regarding the interpretation of this agreement shall be submitted by Optionee or the Company forthwith to the Company's Board of Directors or the committee thereof that administers the Plan, which shall review such dispute at its next regular meeting. The resolution of such a dispute by the Board at committee shall be final and binding on the Company and on Optionee.

    11. ENTIRE AGREEMENT. The Plan and the Notice and Agreement attached as Exhibit A are incorporated herein by reference. This Option, the Plan and the Notice and Agreement constitute the entire agreement of the parties and supersede all prior undertakings and agreements with respect to the subject matter hereof.



                                              GAMBIT AUTOMATED DESIGN, INC.

                                              By:______________________________

                                              Its:_____________________________


                                   ACCEPTANCE

Optionee hereby acknowledges receipt of a copy of the Plan, represents that Optionee has read and understands the terms and provisions thereof, and accepts this Option subject to all the terms and conditions of the Plan and this Grant. OPTIONEE ACKNOWLEDGES THAT THERE MAY BE ADVERSE TAX CONSEQUENCES UPON EXERCISE OF THIS OPTION OR DISPOSITION OR THE SHARES AND THAT OPTIONEE SHOULD CONSULT A TAX ADVISER PRIOR TO SUCH EXERCISE OR DISPOSITION.


                                                 ______________________________
                                                 Optionee




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